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                                                                   EXHIBIT 4.3

                               AHL SERVICES, INC.

                               1997 NON-QUALIFIED

                          EMPLOYEE STOCK PURCHASE PLAN

                                       USA

EFFECTIVE 10/1/97
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                               TABLE OF CONTENTS

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                  SECTION                                                                                     PAGE
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1.  Purpose....................................................................................................1

2.  Definitions

                      2.1.   Account...........................................................................1
                      2.2.   AHL...............................................................................1
                      2.3.   Beneficiary.......................................................................1
                      2.4.   Board.............................................................................1
                      2.5.   Closing Price.....................................................................1
                      2.6.   Committee.........................................................................2
                      2.7.   Election Form.....................................................................2
                      2.8.   Election Period...................................................................2
                      2.9.   Eligible Employee.................................................................2
                      2.10.  Participant.......................................................................2
                      2.11.  Participating Employer............................................................2
                      2.12.  Plan..............................................................................2
                      2.13.  Plan Administrator................................................................3
                      2.14.  Purchase Period...................................................................3
                      2.15.  Purchase Price....................................................................3
                      2.16.  Rule 16b-3........................................................................3
                      2.17.  Stock.............................................................................3

3.  Administration.............................................................................................3

4.  Participation..............................................................................................4

5. Contributions

                      5.1.   Initial Contributions.............................................................4
                      5.2.   Changes in Contributions or Withdrawals...........................................4
                      5.3.   Account Credits, General Assets and Taxes.........................................5
                      5.4.   Automatic Refunds.................................................................5

 6.  Purchase of Stock.........................................................................................6

 7.  Delivery..................................................................................................6

 8.  Designation of Beneficiary................................................................................6

 9.  Transferability...........................................................................................7


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
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10.  Securities Registration...................................................................................7

11.  Compliance with Rule 16b-3................................................................................7

12.  Amendment or Termination..................................................................................8

13.  Notices...................................................................................................8

14.  Employment................................................................................................8

15.  Employment Transfers......................................................................................9

16.  Headings, References and Construction.....................................................................9


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1. Purpose

         The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee in the belief that such ownership will increase his or her interest in the success of AHL Services, Inc.

2. Definitions

                  2.1. The term Account shall mean the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the contributions made on his or her behalf to purchase Stock under this Plan and the Stock purchased with such contributions.

                  2.2. The term AHL shall mean AHL Services, Inc., a corporation incorporated under the laws of the State of Georgia, and its wholly owned subsidiaries and any successor to AHL.

                  2.3. The term Beneficiary shall mean the person designated as such in accordance with Section 8.

                  2.4. The term Board shall mean the Board of Directors of AHL.

                  2.5. The term Closing Price shall mean the value of a share of Stock at any particular date, which shall be (i) if shares of Stock are listed on a securities exchange or the Nasdaq National Market, the closing price on the date in question (or if there were no trades on such date, the next preceding date on which a trade or trades occurred); or (ii) if shares of Stock are traded in any other over-the-counter market, the mean between the lowest reported bid price and the highest reported asked price of the Stock on the date in question, as such prices are reported in a publication of general circulation selected by the Board and regularly reporting the market price of the Stock in such market; or (iii) if shares of Stock are not then actively traded on an exchange or in the over-the-counter market, the amount determined in good faith by the Board.
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                  2.6.  The term Committee shall mean the Compensation Committee of the Board.

                  2.7. The term Election Form shall mean the form which an Eligible Employee shall be required to properly complete in writing and timely file in order to make any of the elections available to an Eligible Employee under this Plan.

                  2.8. The term Election Period shall mean a period which (a) shall be set by the Committee, (b) shall come before a related Purchase Period and (c) shall continue for no more than two calendar months.

                  2.9. The term Eligible Employee shall mean each officer or employee of each Participating Employer

                  (a) who is shown on the payroll records of each Participating Employer as a full-time employee who has received pay for wages earned within the prior ninety (90) day period, and

                  (b) who has completed at least three full calendar months of employment with his or her Participating Employer. Employees of companies acquired by any Participating Employer shall be able to utilize his or her tenure with the acquired company in order to satisfy the above criteria.

                  2.10. The term Participant shall mean (a) for each Purchase Period an Eligible Employee who has elected to purchase Stock in accordance with
Section 4 during such Purchase Period and (b) for any period any person for whom Stock is held pending delivery under Section 9.

                  2.11. The term Participating Employer shall mean any organization owned in whole or in part, directly or indirectly, by AHL and which is designated as such by the Committee.

                  2.12. The term Plan shall mean this AHL Services, Inc. 1997 Non-Qualified Employee Stock Purchase Plan USA, effective as of October 1, 1997, and as thereafter amended from time to time.


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                  2.13. The term Plan Administrator shall mean AHL or AHL's
delegate.

                  2.14. The term Purchase Period shall mean a period set by the Committee before the beginning of the related Election Period which shall begin on a date which immediately follows the last day of such Election Period and which shall run for no more than one year.

                  2.15. The term Purchase Price shall mean either (i) the price to purchase the applicable shares of Stock on the open market or (ii) if the Stock is newly issued by the Company the Closing Price on the date of issuance. The Committee may reduce the purchase price at its discretion by up to 25%.

                  2.16. The term Rule 16b-3 shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor to such rule.

                  2.17. The term Stock shall mean the $.0l par value common stock of AHL.

3. Administration

                  The Committee shall have the exclusive power to set the Election Period, the Purchase Period, the Purchase Price discount (if any), the Participating Employers and the minimum number of shares (in stock or cash) which can be withdrawn. The Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret this Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of any such Eligible Employee or Participant under this Plan.


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4. Participation

                  Each person who is an Eligible Employee on the last day of an Election Period shall be a Participant in this Plan for the related Purchase Period if he or she properly completes and files an Election Form with the Plan Administrator on or before such date pursuant to which he or she elects to participate in this Plan. An Election Form may require an Eligible Employee to provide such information and to agree to take such action (in addition to the action required under Section 5) as the Plan Administrator deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

5. Contributions

                  5.1. Initial Contributions. Each Participant's Election Form under Section 4 shall specify the contributions which he or she proposes to make for the related Purchase Period. Contributions shall be exclusively by payroll deductions. Such contributions shall be expressed as a specific whole dollar amount which the Participant authorizes his or her Participating Employer to deduct from his or her paycheck each pay day during the Purchase Period, provided;

                  (a) the minimum payroll deduction for a Participant for each pay period for purchases under this Plan shall be $10.00, and

                  (b) the maximum contribution which a Participant can make for purchases under this Plan for any calendar year shall be $100,000.

                  5.2. Changes in Contributions and Withdrawals. A Participant shall have the right to amend his or her Election Form after the end of an Election Period to reduce or to stop his or her payroll deductions, and such election shall be effective as soon as practicable after the Plan Administrator actually delivers such amended Election Form to the appropriate Participating Employers' payroll department. A Participant also shall have the right at any time on or before the last day of a Purchase Period to withdraw all or any part of the Stock, in whole shares or in cash, and the cash balance (without interest) credited to his or her Account by delivering an amended Election Form to the Plan Administrator on or before the last day of such Purchase Period.


                                        4
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                  A withdrawal shall be deducted from the Participant's Account as of the date the Plan Administrator receives such amended Election Form, and the actual withdrawal shall be effected by the Plan Administrator as soon as practicable after such date. All withdrawals will be net of any costs associated with the withdrawal. The minimum amount of a withdrawal in cash shall be determined by the Committee and shall equal the Participant's entire Account if the value of such Account is less than the minimum. If a Participant elects to receive cash in lieu of the Stock in his or her account, the Plan Administrator shall sell whole shares in the Account on the open market and shall distribute the proceeds thereof, net of transaction costs to the Participant. If a Participant elects to withdraw his or her account in Stock, the Account must be withdrawn in full and the value of any fractional shares at the Closing Price on such date shall be distributed in cash, net of transaction costs. Once fully withdrawn, an Eligible Employee may not participate in the Plan for a period of no less than two succeeding Election Periods and the corresponding Purchase Periods unless otherwise determined by the Committee.

                  5.3. Accounts Credits, General Assets and Taxes. All payroll deductions made for a Participant shall be credited to his or her Account as of the pay day on which the deduction is made and shall be held by AHL or its agent as part of the general assets of AHL and shall not be held in trust or otherwise segregated from AHL's general assets. No interest shall be paid or accrued on any such contributions. Each Participant's right to the Stock and cash credited to his or her Account shall be that of a general and unsecured creditor of AHL. Each Participating Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax laws with respect to purchases of Stock made under this Plan.

                  5.4. Automatic Refunds. The Stock (in whole shares) and cash credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an employee of a Participating Employer terminates for any reason whatsoever during a Purchase Period. Such refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination. A person's status as a Participant under this Plan shall terminate at the same time as his or her status as an Eligible Employee terminates.


                                       5
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6. Purchase of Stock

                  Shares of Stock automatically shall be purchased for each Participant who is an Eligible Employee, in whole and fractional shares, at the Purchase Price on the 21st day of each calendar month in a Purchase Period or,
(a) if the 21st is not a business day or, (b) if such shares are not available for purchase on the open market, on the next business day. Such Stock shall be purchased on behalf of the Plan in whole and fractional shares and shall be held in street name on behalf of the Plan with individual participant ownership recorded by the Plan Administrator as part of his or her account records. The cost basis for the shares of Stock credited to each Participant's Account for each month shall be the average cost to purchase all shares in the open market for such month. 7. Delivery

                  No stock certificate representing a fractional share of Stock credited to a Participants' account shall be delivered to a Participant. Cash which the Plan Administrator deems representative of the value of a Participant's fractional share shall be distributed (when a Participant requests on an Election Form a distribution of all of the shares of Stock credited to such Participant's Account) in lieu of such fractional share unless a Participant waives his or her right to such cash payment, and the Plan Administrator shall have the right to charge a Participant for registering Stock in the name of the Participant and any other person. No Participant (or any person who makes a claim for, on behalf of, or in place of a Participant) shall have any interest in any shares of Stock credited to a Participants' account under this Plan until the certificate for such shares of Stock has been delivered to such person or such shares have been credited to a brokerage account maintained for the benefit of such person. 8. Designation of Beneficiary

                  A Participant may designate on his or her Election Form a Beneficiary (a) who shall receive the balance credited to his or her Account if the Participant dies before the end of a Purchase Period and (b) who shall receive the Stock, if any, purchased for the Participant under this Plan if the Participant dies after the end of a Purchase Period but before either the certificate

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representing such shares of Stock has been delivered to the Participant or before such Stock has been credited to a brokerage account maintained for the Participant. Such designation may be revised in writing at any time by the Participant by filing an amended Election Form, and his or her revised designation shall be effective at such time as the Plan Administrator receives such an amended Election Form. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's estate shall be treated as his designated Beneficiary under this Section 8.

9. Transferability

                  Neither the balance credited to a Participant's Account nor any rights to receive shares of Stock under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect.

10. Securities Registration

                  If AHL shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statutes any shares of Stock purchased under this Plan or to qualify any such shares of Stock for an exemption from any such statutes, AHL shall take such action at its own expense before delivery of the certificate representing such shares of Stock. If shares of Stock are listed on any national stock exchange at the time an option to purchase shares of Stock is exercised under this Plan, AHL, whenever required, shall register shares of Stock for which such option is exercised under the Securities Exchange Act of 1933, as amended, and shall make prompt application for the listing on such national stock exchange of such shares, all at the expense of AHL.

11. Compliance with Rule 16b-3

                  All elections and transactions under this Plan by persons subject to Rule 16b-3 are intended to comply with at least one of the exemptive conditions under Rule 16b-3. The Plan


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Administrator shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Plan Administrator may deem necessary or appropriate. If any provision of this Plan or such administrative guidelines or any act or omission with respect to this Plan (including any act or omission by an Eligible Employee) fails to satisfy such exemptive condition under Rule 16b-3 or otherwise is inconsistent with such condition, such provision, guidelines or act or omission shall be deemed null and void.

12. Amendment or Termination

                  This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of AHL's shareholders to the extent such approval is required under the laws of the State of Georgia or the rules of the stock exchange in which the Stock is listed; provided, however, no amendment shall be retroactive unless the Board in its discretion determines that such amendment is in the best interest of AHL or such amendment is required by applicable law to be retroactive. The Board also may terminate this Plan and any Purchase Period at any time (together with any related contribution elections) or may terminate any Purchase Period (together with any related contribution elections) at any time; provided, however, no such termination shall be retroactive unless the Board determines that applicable law requires a retroactive termination of this Plan.

13. Notices

                  All Election Forms and other communications from a Participant to the Plan Administration under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of any such Election Form and communications.

14. Employment

                  The right to elect to participate in this Plan shall not constitute an offer of employment and no election to participate in this Plan shall constitute an employment agreement


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for an Eligible Employee. Any such right or election shall have no bearing whatsoever on the employment relationship between an Eligible Employee and any other person. No Eligible Employee shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to employment or continued employment.

15.  Employment Transfers.

                  No Eligible Employee's employment shall be treated as terminated under this Plan as a result of a transfer between, or among, AHL, any wholly owned subsidiaries of AHL or any other Participating Employer.

16.  Headings, References and Construction

                  The headings to sections in this Plan have been included for convenience of reference only. Except as otherwise expressly indicated, all references in this Plan to sections shall be to sections of this Plan. This Plan shall be interpreted and construed in accordance with the laws of the State of Georgia.


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